                                                                    EXHIBIT 99.5

                         BENEFICIAL OWNER ELECTION FORM

         I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase shares of common stock (the "Common Stock") of Blue River Bancshares, Inc. (the "Company").

         In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated ________________ , 2003 (the "Prospectus").

BOX 1. [ ]   Please do not exercise Rights for shares of the Common Stock.

BOX 2. [ ]   Please exercise Rights for shares of the Common Stock as set forth below. To determine how many basic subscription rights you have, multiply the number of shares you own on the record date by .4156 and then round that number down. You may subscribe for any number of shares pursuant to the over-subscription privilege, subject to the limitations set forth in the prospectus.

                             Number of Rights       Subscription Price Per Share        Payment
                             ----------------       ----------------------------        -------
Basic Subscription Privilege:   ___________ x                 $4.50                 = $____________
                                                                                         (Line 1)

Over-Subscription Privilege     ___________ x                 $4.50                 = $____________
                                                                                         (Line 2)


         By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

Total Payment Required = $
                          ------------------
(Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

BOX 3. [ ] Payment in the following amount is enclosed:
                                                       -------------------------

BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:

           ----------------------                       ------------------
           Type of Account                                  Account No.

           Amount to be deducted: $
                                   --------------------

Date:                    , 2003                                        Signature
     --------------------                 -----------------------------